UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2011

VIEWPOINT FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas 75075

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Boards of Directors of ViewPoint Financial Group, Inc. (“the Company”) and of the Company’s wholly owned bank subsidiary, ViewPoint Bank (the “Bank”), have appointed Mark E. Hord, the Company’s Executive Vice President and General Counsel, as interim President and Chief Executive Officer of the Company and the Bank, effective January 1, 2012. As previously announced, Garold R. Base, who currently serves as President and Chief Executive Officer of the Company and of the Bank, will be retiring effective December 31, 2011. Mr. Hord will serve in that capacity until the completion of the Company’s recently announced merger with Highlands Bancshares, Inc., at which time Kevin J. Hanigan, Chief Executive Officer and Chairman of the Board of Highlands Bancshares, Inc., will become President and Chief Executive Officer of the Company and the Bank and Mr. Hord will return to his current role of Executive Vice President and General Counsel. Mr. Hanigan’s appointment was reported in the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2011.

There are no family relationships between Mr. Hord and any director or officer of the Company, and he has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hord will receive an $8,000 per month increase in his base salary during his tenure as interim President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC

Date: December 15, 2011	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President
and Chief Financial Officer

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